SUB-ITEM 77Q1(A)

Amendments, dated April 27, 2015, to the Amended and Restated Declaration of Trust of MFS Variable Insurance Trust, dated December 16, 2004, are contained in Post-Effective Amendment No. 40 to the Registration Statement of MFS Variable Insurance Trust (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 29, 2015, under Rule 485 under the Securities Act of 1933. Each document is incorporated herein by reference.



                                SUB-ITEM 77Q1(A)



Appendix A, dated June 9, 2015, to the Master Amended and Restated By-Laws for MFS Variable Insurance Trust, dated January 1, 2002 as revised through November 1, 2014, is contained in Post-Effective Amendment No. 57 to the Registration Statement of MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on June 25, 2015, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.